UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2011
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive
offices, including zip code)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On January 26, 2011, Coffeyville Resources Refining & Marketing, LLC (“CRRM”), a subsidiary of CVR Energy, Inc., and J. Aron & Company (“J. Aron”) entered into a settlement agreement with respect to previously disclosed claims filed by CRRM against J. Aron in the United States Bankruptcy Court for the District of Delaware. CRRM’s claims requested that J. Aron indemnify CRRM for any past and future losses and expenses incurred by CRRM in connection with certain previously disclosed lawsuits brought by Samson Resources Company, Samson Lone Star, LLC and Samson Contour Energy E&P, LLC and other plaintiffs. As part of the settlement, J. Aron agreed to indemnify and defend CRRM from any damage, out-of-pocket expense or loss in connection with the lawsuits, J. Aron agreed to reimburse CRRM’s prior attorneys fees and out-of-pocket expenses in connection with the lawsuits, and CRRM agreed to dismiss with prejudice its cross-claims and third-party claims filed against J. Aron.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 1, 2011

CVR Energy, Inc.
By:	/s/ Edmund S. Gross
Edmund S. Gross
Senior Vice President, General Counsel and Secretary